Exhibit 5

                               BUCHANAN INGERSOLL
                              500 College Road East
                           Princeton, New Jersey 08540



David J. Sorin
(609) 987-6801



                                        April 3, 1998


Happy Kids Inc.
100 West 33rd Street
Suite 1100
New York, New York  10001

Gentlemen:

      In connection with the Registration Statement on Form S-1 (the "Registration Statement"), filed by Happy Kids Inc., a New York corporation (the "Company"), under the Securities Act of 1933, as amended, relating to the initial public offering of an aggregate of up to 2,530,000 shares of the Company's Common Stock, $.01 par value, of which (a) 2,200,000 shares will be purchased by the underwriters from the Company; and (b) up to 330,000 shares may be purchased by the underwriters from the Company, if the underwriters exercise the option granted to them by the Company to cover over-allotments (collectively, the "Shares"), we, as counsel for the Company, have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

      Upon the basis of such examination, we advise you that in our opinion, the Shares to be issued and sold by the Company have been duly and validly authorized and, when sold in the manner contemplated by the underwriting agreement (the "Underwriting Agreement") filed as an exhibit to the Registration Statement on Form S-1 (Registration No. 333-44267) and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement, the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein and the filing of this opinion as an exhibit to this Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ Buchanan Ingersoll